                                                                       Exhibit 5

                  [Long Beach Financial Corporation Letterhead]

                                  May 29, 1997

Long Beach Financial Corporation
1100 Town & Country Road, Suite 900
Orange, California  92868

         Re:  Registration Statement on Form S-8 for 100,000 Shares of
              Common Stock

Ladies and Gentlemen:

         I am the General Counsel of Long Beach Financial Corporation (the "Company"). In such capacity, I have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 3,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company to be issued pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

         For purposes of rendering this opinion, I have made such inquiries and examined, among other things, originals and copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have considered necessary or appropriate for purposes of this opinion. For the purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

         On the basis of and in reliance upon the foregoing examination and assumptions, I am of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         I am admitted to practice law in the State of California; however, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I consider necessary to render the opinions set forth herein relating to Delaware law. Except with respect to the present general corporation laws of the State of Delaware, this opinion is limited to the present laws of the United States of America and the State of California and the present judicial interpretations thereof. No opinion is expressed by me as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. I undertake no obligation to advise you as a result of facts or circumstances brought to my attention after the date hereof.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /S/ JAMES J. SULLIVAN

                                                    James J. Sullivan
                                                    General Counsel, Secretary
                                                    and Executive Vice President

JJS/MDL




                                       9